UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2026

1606 Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-56467	86-1497346
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

2425 E. Camelback Rd Suite 150 Phoenix, AZ 85016
(Address of principal executive offices, including zip code)

(602) 481-1544
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On March 12, 2026, 1606 Corp., a Nevada corporation (the "Company"), entered into a Purchase and Sale Agreement (the "Agreement") with Jefferson Enterprise Energy, LLC, a Texas limited liability company ("Seller"), pursuant to which the Company agreed to purchase certain real property located in Angelina County, Texas, including land, improvements, equipment, permits, warranties and related documents (collectively, the "Property").

The total purchase price for the Property is $11,168,864, consisting of (i) $7,000,000 in cash payable at closing and (ii) the Company's assumption of a mechanic's and materialman's lien recorded as Instrument No. 2025-00458298 in the Official Public Records of Angelina County, Texas (the "Sim Agro Lien"). The Company has agreed to indemnify, defend, and hold Seller harmless from and against any and all losses, costs, damages, claims, demands, actions, and liabilities arising from or relating to the Sim Agro Lien, which obligation shall survive the closing.

Concurrently with execution of the Agreement, the Company deposited $250,000 as earnest money (the "Earnest Money") with the title company. The Earnest Money is immediately nonrefundable to the Company except if Seller fails to perform its obligations expressly required to be completed at closing. If the closing occurs, the Earnest Money will be credited to the purchase price at closing.

The closing is scheduled to occur on April 15, 2026, subject to customary closing conditions. The Company is purchasing the Property on an "AS-IS, WHERE-IS" basis with all faults, and the AS-IS nature of the sale is reflected in the purchase price as a material term of the transaction.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1606 Corp.

Date: March 13, 2026	By:	/s/ Austen Lambrecht
Austen Lambrecht, Chief Executive Officer

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